Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Cvent, Inc. and subsidiaries:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” and “Selected Consolidated Financial Data” in the prospectus.

/s/ KPMG LLP

McLean, Virginia

January 15, 2014